                          UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report:  August 27, 1998
        Date of Earliest Event Reported:  August 12, 1998


               AMERICAN CABLE TV INVESTORS 5, LTD.
               ___________________________________

       (Exact name of Registrant as specified in charter)


   Colorado                0-16784            84-1048934
______________           ___________        _____________

  (State of              (Commission        (IRS Employer
   Formation)             File Number)      Identification No.)


          5619 DTC Parkway, Englewood, Colorado  80111
          ____________________________________________

             (Address of principal executive offices)


                           (303) 267-5500
        ____________________________________________________

        (Registrant's telephone number, including area code)
























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Item 5.   Other Events
______    ____________

      On August 12, 1998, the Partnership entered into an agreement for the sale of its cable television system located in and around Riverside, California (the "Riverside System"). The agreement provides for the sale of the Riverside System to Century Communications Corp. ("Century") for a cash sales price of $33 million, subject to certain adjustments (the "Riverside Sale"). Pursuant to the Asset Purchase Agreement, $1.5 million of such sales price will be subject to indemnifiable claims by Century for 180 days following consummation of the Riverside Sale.

      Subject to the approval of the Partnership's limited partners, the receipt of regulatory approvals and satisfaction or waiver of customary conditions to closing, consummation of the Riverside Sale is expected to occur during the fourth quarter of 1998.

      In the event that the Riverside Sale is approved and consummated, of which there can be no assurance, the Partnership will have sold all of its assets (other than cash and funds held in escrow) and, pursuant to the Partnership's limited partnership agreement, will ultimately be dissolved and terminated. Assuming the Riverside Sale and the dissolution and liquidation of the Partnership had occurred on June 30, 1998, the Partnership estimates that the pro forma distribution to limited partners would have been $224 per $500 unit of limited partnership interest. The Partnership anticipates that an initial distribution will be made to its partners as soon as practicable after the date of the closing of the Riverside Sale. It is expected that a final liquidating distribution will be made as soon as practicable after all funds held in escrow have been released to the Partnership, subject to the receipt of any indemnifiable claims. No assurance can be given as to the timing or amount of such distributions.

     The foregoing description of the Riverside Sale is qualified in its entirety by reference to the text of the agreement, copies of which are filed hereto as Exhibit 99.1.

     (c)  Exhibits
          ________

          (99.1)    Asset Purchase Agreement by and between
                    American Cable TV Investors 5, Ltd. and Century Communications Corp. dated as of August 12, 1998.

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                           SIGNATURES
                           __________

      Pursuant to the requirements of the Securities Exchange Act of  1934,  the  Registrants have duly caused this  report  to  be
signed   on  their  behalf  by  the  undersigned  hereunto   duly
authorized.


                              AMERICAN CABLE TV INVESTORS 5, LTD.
                              A Colorado Limited Partnership

                              By:  IR-TCI Partners V, L.P.,
                                   Its General Partner

                              By:  TCI Ventures Five, Inc.,
                                   A General Partner



Date:  August 27,  1998        By:/s/  Ann  M.  Koets
                                  ___________________________

                                       Ann M. Koets
                                       Vice President
                                          (Principal Accounting Officer)